EXHIBIT 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the use in this Amendment No. 1 to the Registration Statement of Caneum, Inc. on Form SB-2 of our report for Tier One Consulting, Inc. dated May 26, 2006, relating to the financial statements of Tier One Consulting, Inc., which is part of this Registration Statement.
We also consent to the reference to our Firm under the caption “Experts” in the Prospectus.
Mendoza Berger & Company, L.L.P.

/s/ Mendoza Berger & Company, L.L.P.
Irvine, California
June 26, 2006